CERTIFICATE OF INCORPORATION

                                       OF

                          E.V. BRENNAN ASSOCIATES, INC.

         We, the undersigned individuals of the age of 21 years or more, acting as incorporators of a corporation under the New Jersey Business Corporation Act, do hereby adopt the following certificate of incorporation for such corporation:

         I. NAME

         The name of the corporation is E.V. BRENNAN ASSOCIATES, INC.

         II DURATION


         The corporation's duration shall be perpetual.

         III. PURPOSE OR PURPOSES

         The Corporation shall be for the purpose of any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

         IV. CAPITALIZATION

         The corporation is authorized to issue only one class of stock. The total number of shares that the corporation is authorized to issue is 1,000 shares. Each share shall be without par value. No distinction shall exist between the shares of the corporation or between the holders thereof.

         V. REGISTERED OFFICE

         The address of the corporation's initial registered office is 72 Woodside Drive, Middletown, Monmouth County, State of New Jersey, and the name of the corporation's initial registered agent at such address is Eugene Brennan.

         VI. DIRECTORS

         The number of directors constituting the initial board of directors is two (2), and the names and addresses of the persons who are to serve as directors until the annual meeting of stockholders or until their successors are elected and qualified are:

         ENGENE V. BRENNAN, III              72 Woodland Drive
                                             Middletown, N.J.  07748

         IRENE K. BRENNAN                    72 Woodland Drive
                                             Middletown, N.J.  07748

         The number of Directors of the corporation set forth above shall constitute the authorized number of Directors until changed by an amendment of a by-law duly adopted by the vote or written consent of the holders of a majority of the then outstanding shares of stock in the corporation.

         VII. INCORPORATORS

         The names and addresses of the incorporators are:

         ENGENE V. BRENNAN, III              72 Woodland Drive
                                             Middletown, N.J.  07748

         IRENE K. BRENNAN                    72 Woodland Drive
                                             Middletown, N.J.  07748

         IN WITNESS WHEREOF, we have hereunto set our hands and seals this 30th day of June, 1987.

                                                     /s/ Eugene V. Brennan, III
                                                     --------------------------
                                                     EUGENE V. BRENNAN, III


                                                     /s/ Irene K. Brennan
                                                     --------------------
                                                     IRENE K. BRENNAN

                            CERTIFICATE OF AMENDMENT

                                       OF

                          E.V. BRENNAN ASSOCIATES, INC.

                 Pursuant to Title 14A:9-4 Corporations, General
                            of the New Jersey Statute

          The undersigned corporation hereby certifies as follows:

          FIRST: The name of the corporation is E.V. Brennan Associates, Inc.

          SECOND: The amendment to the Certificate of Incorporation affected hereby is as follow:

               "First" The name of the corporation is Hollywood Showcase Television Network, Inc."

               "Fourth: The corporation shall be authorized to issue fifty million (50,000,000) shares of common stock at one tenth of a mill (.0001) par value and five million (5,000,000) Convertible Preferred shares bearing no dividends at once tenth of a mill (.0001) par value."

          THIRD: This amendment was adopted by the shareholders on the 5th day of January, 1996.

          FOURTH: At the time the amendment was adopted, there were 1,000 shares outstanding and entitled to vote thereon.

          FIFTH: The number of shares voted for said adoption is unanimous.

          EXECUTED on behalf of this corporation this 6th day of January, 1996.

                                              E.V. BRENNAN ASSOCIATES, INC.

                                              By:  /s/ Eugene V. Brennan III
                                                   -------------------------
                                                     CHAIRMAN and
                                                     PRESIDENT

          CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                 OF HOLLYWOOD SHOWCASE TELEVISION NETWORK, INC.
                 ----------------------------------------------
       (FOR USE BY DOMESTIC CORPORATIONS ONLY - MUST BE FILED IN DUPLICATE)

"Federal Employer Identification No."  22-2824758

         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of amendment to its Certificate of Incorporation:

1.   The name of the corporation is" HOLLYWOOD SHOWCASE TELEVISION NETWORK, INC.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the First Day of January, 1998:

     RESOLVED, that Article ONE of the Certificate of Incorporation be amended to read as follows:

          The name and the title of this Company be changed from HOLLYWOOD SHOWCASE TELEVISION NETWORK, INC., to GENESIS MEDIA GROUP, INC., and that the officers of the company are hereby empowered to file in the office of the State of New Jersey, the request certificate, setting forth the change of the name is hereby Authorized and effected.

     The number of shares outstanding at the time of the adoption of the amendment was 6,869,500. The total number of shares entitled to vote thereon was 6,869,500.

     If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

     The number of shares  voting for and against such  amendment is as follows:
     (if the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively.

             Number of Shares                           Number of Shares
            Voting for Amendment                     Voting Against Amendment
                   ALL                                          -0-

     If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be affected. (Omit if not applicable).

     (Use the following only if an effective date, not later than 90 days subsequent to the date of filing is desired).

     Dated this 10th Day of February, 1998.

                                                GENESIS MEDIA GROUP, INC.

                                                --------------------------------
                                                      (Corporate Name)

                                                By:  /s/ Don R. Logan
                                                     ---------------------------
                                                      (Signature)

                                                DON R. LOGAN, CHAIRMAN
                                                --------------------------------
                                                (Type Name and Title)

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
              -----------------------------------------------------
                                       OF
                                       --
                            GENESIS MEDIA GROUP, INC.

     We, the undersigned President and Assistant Secretary of GENESIS MEDIA GROUP, INC. do hereby certify as follows:

     That the Board of Directors of said corporation at a meeting duly convened, held on July 15th, 1999 adopted a resolution to amend the Amended Articles of Incorporation filed on December 10th, 1981 as follows:

     ARTICLE 1 is hereby amended to read as follows:

                  That the name of the corporation is:
                  OPEN DOOR ONLINE, INC.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 38,330,607, that said amendment has been consented to and approved by a majority vote of the stockholder holding at least a majority of each class of stock outstanding and entitled to vote thereon pursuant to an Action by Written Consent of the Shareholder of GENESIS MEDIA GROUP, INC.

                                              /s/ Don R. Logan
                                              ----------------------------------
                                              Don R. Logan
                                              President

                                              /s/ Barrie Logan
                                              ----------------------------------
                                              Barrie Logan
                                              Assistant Secretary

                      RESOLUTION GENESIS MEDIA GROUP, INC.


The undersigned, Don R. Logan, President, hereby certifies as follows:

That the Board of Directors of the Company at a meeting held on the 15th of July, 1999 adopted the following resolutions pursuant to the consent of shareholders:

     RESOLVED that the Articles of Incorporation be amended in the following manner:

          Article One be amended to change the corporation's name to OPEN DOOR ONLINE, INC.

It was further RESOLVED that the common stock of the Corporation be rolled back resulting in a reverse-split of (1) new share for each 30 old shares.

It was further RESOLVED that all the shares of OPEN DOOR RECORDS, INC. are to be acquired for 7,000,000 post rollback shares of restricted common stock of the Corporation in exchange for all of the issued and outstanding shares of OPEN DOOR RECORDS, INC.

It was further RESOLVED that the following individuals are hereby elected to the Board of Directors: David N. DeBaene, Donna Petronelli, Thomas Carley and Edmond
L. Lonergan.

The meeting was then adjourned. Dated July 15th, 1999.


/s/ Don R. Logan
-----------------------
Don R. Logan
President